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                                   EXHIBIT 21

                    SUBSIDIARIES OF LINDSAY MANUFACTURING CO.

                                                                   Ownership
                                                                   Percentage
                                                                   ----------
Lindsay International Sales Corporation - Delaware (Inactive)         100%

Lindsay Transportation, Inc. - Nebraska                               100%

Lindsay - Irrigation Pty., Ltd. - Australia (Inactive)                100%

Lindsay Europe SA - France                                            100%

Irrigation Specialists, Inc. - Delaware                               100%

Lindsay America do Sul Ltda. - Brazil                                 100%

Lindsay Manufacturing Africa (PTY) Ltd - South Africa                 100%

LMC Professional Supply, Inc. - Delaware (Inactive)                   100%